UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

Bayou City Exploration, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-27443	61-1306702
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

632 Adams Street — Suite 700 Bowling Green, Kentucky	42101
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 798-3389

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  Unregistered Sales of Equity Securities

On August 4, 2010, Bayou City Exploration, Inc. (the “Company”) received a notice of exercise from Mr. Robert D. Burr, the Company’s former President and Chief Executive Officer, pursuant to which Mr. Burr exercised an option to purchase 2,350,000 shares of the Company’s common stock, $0.005 par value, at an exercise price of $0.01 per share, for total cash consideration of $23,500.

These securities were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.  Appropriate legends were affixed to the share certificates issued in the above transaction.  The Company believes that the recipient was an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, or had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its common stock. The recipient had adequate access, through his relationship with the Company, to information about the Company. The transaction described above did not involve general solicitation or advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 6, 2010	Bayou City Exploration, Inc.

By: /s/ Stephen C. Larkin
Stephen C. Larkin
Chief Financial Officer